Exhibit 99.1

RADIANT LOGISTICS ANNOUNCES RESULTS FOR THE FIRST fiscal quarter ENDED SEPTEMBER 30, 2014

Posts quarterly results with Adjusted EBITDA of $3.7 Million—Up $0.6 Million and 17.7%; Margin Expansion with Adjusted EBITDA as a Percentage of Net Revenues Up 50 bps at 13.9%

BELLEVUE, WA November 12, 2014 – Radiant Logistics, Inc. (NYSE MKT: RLGT), a domestic and international logistics services company, today reported financial results for the three months ended September 30, 2014.

First Fiscal Quarter Financial Highlights (Quarter Ended September 30, 2014)

•

Net income attributable to common shareholders was approximately $1.0 million, on $98.2 million of revenues, or $0.03 per basic and fully diluted share, for the first fiscal quarter of 2015, compared to net income of $1.1 million on $76.7 million of revenues, or $0.03 per basic and fully diluted share, for the comparable prior year period.

•

Adjusted net income attributable to common shareholders was $1.5 million, or $0.04 per basic and fully diluted share, for the first fiscal quarter of 2015, compared to adjusted net income attributable to common shareholders of $1.5 million, or $0.05 per basic and $0.04 per fully diluted share, for the comparable prior year period. Both periods are calculated by applying a normalized tax rate of 40% and excluding other items not considered part of regular operating activities.

•	Adjusted EBITDA increased 17.7% to $3,662,000 for the first fiscal quarter of 2015, compared to adjusted EBITDA of $3,112,000 in the comparable prior year period.
•

Adjusted EBITDA margin (expressed as a function of net revenues) increased 50 basis points to 13.9% for the first fiscal quarter of 2014, compared to Adjusted EBITDA margin of 13.4% in the comparable prior year period.

Network Expansion – Organic Growth

The Company announced further organic expansion of its network in the quarter with five new operating locations servicing a diversified base of domestic and international customers as follows:

•	New Adcom locations in Tulsa and Oklahoma City, Oklahoma led by Jimmy Sheets;
•	New Distribution By Air locations in Boston, Massachusetts led Joe Griffin and Patty Campisi and Fort Lauderdale, Florida led by Dale Kloss; and
•	A new Airgroup location in San Diego, California led by Debbie Smythe and Lynn Buechner.

CEO Comments

“We continue to make steady progress in driving margin expansion and earnings growth,” said Bohn Crain, Founder and CEO. “We posted Adjusted EBITDA of $3.7 million for the quarter ended September 30, 2014, up approximately $0.6 million and 17.7% over the comparable prior year period. Our Adjusted EBITDA expressed as a function of net revenues increased 50 basis points, up from 13.4% to 13.9% for the comparable prior year period. In addition, we enjoyed significant new wins late in the quarter adding five new operating locations from four different competing networks in late September. On-boarding new strategic operating partners has historically been an important contributor to our organic growth and we believe this group of new operating partners will contribute as much as $20.0 million in revenues and $1.0 million in EBITDA to our bottom line on a run-rate basis starting in calendar year 2015. We seem to be gaining momentum in the agent-based forwarding community with more and more logistics entrepreneurs looking to align themselves with a strong financial partner with the technology, purchasing power and global network to deliver world-class solutions to their customers. We are in active discussions with a number of additional agent-station candidates and look forward to providing further updates as we welcome new partners to the network.”

Crain continued: “In addition to our recent success in attracting new agent partners to the network, we continue to enjoy significant financial flexibility to accelerate our growth via acquisitions which may include the acquisition of existing operating partners, the acquisition of agent stations participating in competing networks and given the opportunity, the acquisition of other competing networks. In addition, we also have an interest in pursuing other non-asset based acquisition opportunities that bring critical mass from a geographic standpoint, purchasing power and/or complementary service offerings to the current platform. We continue to cultivate a pipeline of acquisition opportunities meeting these criteria and we are looking forward to sharing additional information on the acquisition front as things develop.”

Crain concluded: “We are providing guidance for the upcoming quarter ending December 31, 2014 and excluding the impact of any further acquisitions, gain on litigation, or other unusual items, we are projecting adjusted EBITDA in the range of $3.8 - $4.3 million on approximately $103.0 - $108.2 million in revenues which equates to adjusted net income available to common shareholders in the range of $1.6 - $1.9 million, or $0.05 per basic and $0.04 - $0.05 per fully diluted share. These projections assume that any incremental EBITDA contributions for the five new operating locations will be off-set by non-recurring integration/on-boarding costs in the quarter ended December with the true incremental run-rate EBITDA contribution for these locations first reflected in the quarter ended March 31, 2015. As with our previous communications, we would also like to remind investors that our free cash flow is generally higher than our net income because we have significant non-cash depreciation and amortization expenses flowing through our financial statements as a result of the mechanics of accounting for acquisitions and the fact that we have minimal maintenance capital expenditure requirements.”

First Fiscal Quarter ended September 30, 2014 – Financial Results

For the three months ended September 30, 2014, Radiant reported net income attributable to common shareholders of $1,009,000 on $98.2 million of revenues, or $0.03 per basic and fully diluted share. For the three months ended September 30, 2013, Radiant reported net income attributable to common shareholders of $1,092,000 on $76.7 million of revenues, or $0.03 per basic and fully diluted share.

For the three months ended September 30, 2014, Radiant reported adjusted net income attributable to common shareholders of $1,518,000, or $0.04 per basic and fully diluted share. For the three months ended September 30, 2013, Radiant reported adjusted net income attributable to common shareholders of $1,528,000, or $0.05 per basic and $0.04 per fully diluted share.

The Company also reported adjusted EBITDA of $3,662,000 for the three months ended September 30, 2014, compared to adjusted EBITDA of $3,112,000 for the three months ended September 30, 2013.

In addition, the Company also reported adjusted EBITDA margin (expressed as a function of net revenues) of 13.9% for the three months ended September 30, 2014, compared to adjusted EBITDA margin of 13.4% in the comparable prior period.

A reconciliation of the Company’s adjusted net income and adjusted EBITDA to the most directly comparable GAAP measure for the three months ending September 30, 2014 and 2013 appears at the end of this release.

Reconciliation of Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures as defined under the Securities Exchange Commission (“SEC”) rules such as adjusted net income, adjusted net income per share and earnings before interest, taxes, depreciation and amortization (“EBITDA”). We believe that supplemental disclosure of these amounts are important metrics used by management to evaluate and understand the performance of the ongoing operations of Radiant’s business that eliminates depreciation, amortization and certain other non-cash costs and other significant items that are not part of regular operating activities. A reconciliation of adjusted net income, adjusted net income per share and adjusted EBITDA for the outlook period ending December 31, 2014 is as follows:

(in thousands, except for earnings per share)

Outlook Fiscal Quarter Ending December 31, 2014
Net income attributable to Radiant Logistics, Inc.	$1,182 - $1,482
Less: Preferred Dividend Requirement	$(511)
Net income attributable to common shareholders	$671 - $971
Net income per common share
Basic and Diluted	$0.02 – 0.03
Weighted average shares outstanding:
Basic shares	34,650,000
Diluted shares	36,150,000

Reconciliation of net income to adjusted net income:
Net income attributable to common shareholders	$671 – $971
Adjustments to net income:
Income tax expense	$808 - $1,008
Non-recurring legal and other	$150
Depreciation and amortization	$1,333
Adjusted net income before taxes	$2,962 - $3,462
Less: Provision for income taxes at 40% before preferred dividend requirement of $511	$(1,389) – (1,589)
Adjusted net income	$1,573 - $1,873
Adjusted net income per common share:
Basic	$0.05 - $0.05
Diluted	$0.04 - $0.05

Reconciliation of net income to adjusted EBITDA:	Outlook Fiscal Quarter Ending December 31, 2014
Net Income attributable to common shareholders	$671 – $971
Preferred dividends	$511
Net income attributable to Radiant Logistics, Inc.	$1,182 – $1,482
Adjustments to net income:
Income tax expense	$808 - $1,008
Depreciation and amortization	$1,333
Net interest expense	$90
EBITDA	$3,413 -$3,913
Share-based compensation	$201
Non-recurring legal and other	$150
Change in contingent consideration	$44
Adjusted EBITDA	$3,808 - $4,308

This supplemental financial information is presented for informational purposes only and is not a substitute for the financial information presented in accordance with accounting principles generally accepted in the United States.

Investor Conference Call

Radiant will host a conference call for shareholders and the investing community on Thursday, November 13, 2014 at 4:00 pm, ET to discuss the contents of this release. The call can be accessed by dialing (877) 407-8031, or (201) 689-8031 for international participants, and is expected to last approximately 30 minutes. Callers are requested to dial in 5 minutes before the start of the call. An audio replay will be available for one week after the teleconference by dialing (877) 660-6853, or (201) 612-7415 for international callers, and using conference ID number 13595251. This call is also being webcast and may be accessed via Radiant’s web site at www.radiantdelivers.com.

About Radiant Logistics (NYSE MKT: RLGT)

Radiant Logistics, Inc. (www.radiantdelivers.com) is a non-asset based transportation and logistics services company providing domestic and international freight forwarding services and truck brokerage services through a network of Company-owned and strategic operating partner locations operating under the Radiant, Airgroup, Adcom, DBA and On Time network brands located throughout North America and an integrated service partner network serving other markets around the globe. We also offer an expanding array of value-added supply chain management services, including customs brokerage, order fulfillment, inventory management and warehousing.

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ significantly from management’s expectations. These forward-looking statements involve risks and uncertainties that include, among others, risks related to trends in the domestic and global economy, our ability to attract new and retain existing agency relationships, acquisitions and integration of acquired entities, availability of capital to support our acquisition strategy, our ability to maintain and improve back office infrastructure and transportation and accounting information systems in a manner sufficient to service our revenues and network of operating locations, outcomes of legal proceedings, competition, management of growth, potential fluctuations in operating results, and government regulation. More information about factors that potentially could affect Radiant Logistics, Inc. financial results is included Radiant Logistics, Inc.’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent filings.

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RADIANT LOGISTICS, INC.

Consolidated Balance Sheets

	September 30,	June 30,
	2014	2014
ASSETS
Current assets:
Cash and cash equivalents	$3,085,110	$2,880,205
Accounts receivable, net of allowance of $1,025,668 and $1,034,934, respectively	63,563,410	65,066,555
Current portion of employee and other receivables	207,503	232,791
Prepaid expenses and other current assets	5,026,157	2,926,431
Deferred tax asset	521,483	925,208
Total current assets	72,403,663	72,031,190

Furniture and equipment, net	1,613,859	1,265,107

Acquired intangibles, net	16,072,505	15,041,988
Goodwill	28,778,537	28,247,003
Employee and other receivables, net of current portion	11,864	22,070
Deposits and other assets	611,133	617,093
Total long-term assets	45,474,039	43,928,154
Total assets	$119,491,561	$117,224,451

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued transportation costs	$44,919,540	$45,510,140
Commissions payable	6,105,158	5,569,671
Other accrued costs	2,934,417	2,517,415
Income taxes payable	97,936	436,328
Current portion of contingent consideration	1,558,000	1,541,000
Current portion of lease termination liability	328,618	319,826
Total current liabilities	55,943,669	55,894,380

Note payable	7,449,964	7,243,371
Contingent consideration, net of current portion	10,809,000	9,626,000
Lease termination liability, net of current portion	148,731	198,502
Deferred rent liability	688,708	560,248
Deferred tax liability	2,125,583	2,774,506
Other long-term liabilities	27,493	2,610
Total long-term liabilities	21,249,479	20,405,237
Total liabilities	77,193,148	76,299,617

Stockholders' equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized; 839,200 shares issued and outstanding, liquidation preference of $20,980,000	839	839
Common stock, $0.001 par value, 100,000,000 shares authorized; 34,590,936 and 34,326,308 shares issued and outstanding, respectively	16,046	15,781
Additional paid-in capital	34,917,546	34,558,785
Deferred compensation	(7,948)	(9,209)
Retained earnings	7,326,728	6,317,473
Total Radiant Logistics, Inc. stockholders’ equity	42,253,211	40,883,669
Non-controlling interest	45,202	41,165
Total stockholders’ equity	42,298,413	40,924,834
Total liabilities and stockholders’ equity	$119,491,561	$117,224,451

RADIANT LOGISTICS, INC.

Consolidated Statements of Operations

	September 30,
	2014	2013
Revenues	$98,231,388	$76,701,861
Cost of transportation	71,906,605	53,481,360
Net revenues	26,324,783	23,220,501

Operating partner commissions	13,979,351	13,634,772
Personnel costs	6,559,946	4,491,603
Selling, general and administrative expenses	2,648,066	2,264,334
Depreciation and amortization	1,279,081	830,098
Change in contingent consideration	(550,000)	(195,000)
Total operating expenses	23,916,444	21,025,807

Income from operations	2,408,339	2,194,694

Other income (expense):
Interest income	925	2,500
Interest expense	(91,459)	(521,163)
Other	126,822	84,183
Total other income (expense)	36,288	(434,480)

Income before income tax expense	2,444,627	1,760,214

Income tax expense	(901,926)	(651,835)

Net income	1,542,701	1,108,379
Less: Net income attributable to non-controlling interest	(22,037)	(16,642)

Net income attributable to Radiant Logistics, Inc.	1,520,664	1,091,737
Less: Preferred stock dividends	(511,388)	—

Net income attributable to common stockholders	$1,009,276	$1,091,737

Net income per common share - basic and diluted	$0.03	$0.03

Weighted average shares outstanding:
Basic shares	34,349,586	33,337,362
Diluted shares	35,827,335	35,144,910

RADIANT LOGISTICS, INC.

Reconciliation of Net Income to Adjusted Net Income, EBITDA, Adjusted EBITDA, and Reconciliation of Net

Income per share to Adjusted Net Income per share

(unaudited)

As used in this report, Adjusted Net Income and Adjusted Net Income per Share, EBITDA and Adjusted EBITDA are not measures of financial performance or liquidity under United States Generally Accepted Accounting Principles (“GAAP”). Adjusted Net Income and Adjusted Net Income per Share, EBITDA and Adjusted EBITDA are presented herein because they are important metrics used by management to evaluate and understand the performance of the ongoing operations of Radiant’s business. For Adjusted Net Income, management uses a 40% tax rate for calculating the provision for income taxes before preferred dividend requirement to normalize Radiant’s tax rate to that of its competitors and to compare Radiant’s reporting periods with difference effective tax rates. In addition, in arriving at Adjusted Net Income and Adjusted Net Income per Share, the Company adjusts for significant items that are not part of regular operating activities. These adjustments include acquisition costs, transition, severance and lease termination costs, non-recurring litigation expenses as well as depreciation and amortization and certain other non-cash charges.

Adjusted EBITDA means earnings before preferred stock dividends, interest, income taxes, depreciation and amortization, which is then further adjusted for changes in contingent consideration, expenses specifically attributable to acquisitions, severance and lease termination costs, extraordinary items, share based compensation expense, non-recurring litigation expenses and other non-cash charges. We believe that adjusted EBITDA, as presented, represents a useful method of assessing the performance of our operating activities, as it reflects our earnings trends without the impact of certain non-cash charges and other non-recurring charges. We understand that although securities analysts frequently use EBITDA in their evaluation of companies, it is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation. Adjusted Net Income and Adjusted Net income per Share, EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for any of the consolidated statements of operations prepared in accordance with GAAP, or as an indication of Radiant’s operating performance or liquidity.

	Three Months Ended
	September 30,
	2014	2013
Net income attributable to common stockholders	$1,009,276	$1,091,737

Net income per common share - basic and diluted	$0.03	$0.03

Weighted average shares outstanding:
Basic shares	34,349,586	33,337,362
Diluted shares	35,827,335	35,144,910

Reconciliation of net income to adjusted net income:
Net income attributable to common stockholders	$1,009,276	$1,091,737
Adjustments to net income:
Income tax expense	901,926	651,835
Depreciation and amortization	1,279,081	830,098
Change in contingent consideration	(550,000)	(195,000)
Acquisition related costs	94,771	65,568
Non-recurring legal costs	120,113	15,761
Amortization of loan fees and OID	15,295	85,844

Adjusted Net Income before income taxes	2,870,462	2,545,843

Provision for income taxes at 40% before preferred dividend requirement	(1,352,740)	(1,018,337)

Adjusted net income	$1,517,722	$1,527,506

Adjusted net income per common share:
Basic	$0.04	$0.05
Diluted	$0.04	$0.04

	Three Months Ended
	September 30,
Reconciliation of net income to adjusted EBITDA	2014	2013

Net income attributable to common stockholders	$1,009,276	$1,091,737
Preferred stock dividends	511,388	—

Net income attributable to Radiant Logistics, Inc.	1,520,664	1,091,737
Income tax expense	901,926	651,835
Depreciation and amortization	1,279,081	830,098
Net interest expense	90,534	518,663

EBITDA	3,792,205	3,092,333

Share-based compensation	204,729	133,189
Change in contingent consideration	(550,000)	(195,000)
Acquisition related costs	94,771	65,568
Non-recurring legal costs	120,113	15,761

Adjusted EBITDA	$3,661,818	3,111,851
As a % of Net Revenues	13.9%	13.4%